SALEM MEDIA GROUP, INC. ANNOUNCES INCREASE IN FOURTH QUARTER 2014 TOTAL REVENUE OF 5.2% TO $65.9 MILLION

CAMARILLO, CA March 10, 2015 – Salem Media Group, Inc. (Nasdaq: SALM) released its results for the three and twelve months ended December 31, 2014.

Fourth Quarter 2014 Highlights

•

Total revenue increased 5.2% to $65.9 million

•

Digital media revenue increased 14.7%

•

Publishing revenue increased 47.0%

Certain reclassifications have been made to the prior year operating results, condensed financial statements and supplemental information contained in this report to conform to the current year presentation.  These reclassifications include changes in the composition of our operating segments based on changes in our business and a realignment of our operating segments following our acquisition of Eagle Publishing during 2014.  The change in composite of our operating segments conforms to how our chief operating decision makers, defined as a collective group of senior executives, assess the performance of each operating segment and determines appropriate allocations of resources to each segment.

Fourth Quarter 2014 Results

For the quarter ended December 31, 2014 compared to the quarter ended December 31, 2013:

Consolidated

•

Total revenue increased 5.2% to $65.9 million from $62.7 million;

•

Total operating expenses increased 11.3% to $59.0 million from $53.0 million;

•

Operating expenses, excluding gains or losses on the sale or disposal of assets, stock-based compensation expense, impairment charges, depreciation and amortization expense increased 11.7% to $54.0 million from $48.4 million;

•

Operating income decreased 28.3% to $6.9 million from $9.7 million;

•

Net income decreased to $38,000, or $0.00 net income per diluted share, from $5.3 million, or $0.21 net income per diluted share, in the prior year;

•

EBITDA (1) decreased 16.5% to $11.3 million from $13.6 million; and

•

Adjusted EBITDA (1) decreased 16.7% to $11.9 million from $14.3 million.

Broadcast

•

Net broadcast revenue remained flat at $48.8 million;

•

Station operating income (“SOI”) (1) decreased 10.3% to $13.8 million from $15.4 million;

•

Same station net broadcast revenue decreased 1.0% to $48.3 million from $48.8 million;

•

Same station SOI decreased 10.0% to $13.8 million from $15.4 million; and

•

Same station SOI margin decreased to 28.6% from 31.5%.

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Digital media

•

Digital media revenue increased 14.7% to $11.7 million from $10.2 million; and

•

Digital media operating income (1) decreased 9.4% to $2.6 million from $2.9 million.

Publishing

•

Publishing revenue increased 47.0% to $5.4 million from $3.7 million; and

•

Publishing operating loss (1) increased to $0.6 million loss from $0.1 million loss.

Included in the results for the quarter ended December 31, 2014 are:

•

A $0.2 million decrease ($0.1 million, net of tax) in the estimated fair value of the contingent earn-out consideration associated with the Twitchy.com and Eagle acquisitions;

•

A $0.1 million impairment loss associated with the goodwill and mastheads of our publishing businesses;

•

A $0.4 million loss ($0.2 million, net of tax, or $0.01 per share) on the early retirement of long-term debt due to the early payment of the Term Loan B and write-off of associated bank loan fees; and

•

A $0.3 million non-cash compensation charge ($0.2 million, net of tax, or $0.01 per share) related to the expensing of stock options consisting of:

o

$0.2 million non-cash compensation included in corporate expenses and;

o

$0.1 million non-cash compensation included in broadcast operating expenses.

Included in the results for the quarter ended December 31, 2013 are:

•

A $0.7 million impairment loss ($0.4 million, net of tax, or $0.02 per share) associated with the mastheads of our publishing businesses;

•

A $0.2 million gain ($0.1 million, net of tax, or $0.01 per diluted share) includes a $0.4 million pre-tax gain on the partial sale of land in our Cleveland market offset by a $0.1 million loss associated with various fixed asset and equipment disposals; and

•

A $0.3 million non-cash compensation charge ($0.2 million, net of tax, or $0.01 per share) related to the expensing of stock options consisting of:

o

$0.2 million non-cash compensation included in corporate expenses and;

o

$0.1 million non-cash compensation included in Digital media operating expenses.

Per share numbers are calculated based on 26,226,332 diluted weighted average shares for the quarter ended December 31, 2014, and 26,051,098 diluted weighted average shares for the quarter ended December 31, 2013.

Year to Date 2014 Results

For the twelve months ended December 31, 2014 compared to the twelve months ended December 31, 2013:

Consolidated

•

Total revenue increased 12.5% to $266.5 million from $236.9 million;

•

Operating expenses increased 17.5% to $237.9 million from $202.4 million;

•

Operating expenses excluding gains or losses on the sale or disposal of assets, stock-based compensation expense, impairment charges, depreciation and amortization expense increased 17.6% to $216.5 million from $184.1 million;

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•

Operating income decreased 17.1% to $28.6 million from $34.5 million;

•

The company had net income of $5.5 million, or $0.21 net income per diluted share, compared to a net loss of $2.7 million, or $0.11 net loss per share, in the prior year;

•

EBITDA increased 117.1% to $47.7 million from $22.0 million; and

•

Adjusted EBITDA decreased 4.0% to $50.7 million from $52.8 million.

Broadcast

•

Net broadcast revenue increased 2.3% to $192.9 million from $188.5 million;

•

SOI decreased 7.4% to $54.4 million from $58.7 million;

•

Same station net broadcast revenue increased 1.5% to $191.4 million from $188.5 million;

•

Same station SOI decreased 7.0% to $54.7 million from $58.8 million; and

•

Same station SOI margin decreased to 28.6% from 31.2%.

Digital media

•

Digital media revenue increased 33.3% to $46.9 million from $35.2 million; and

•

Digital media operating income increased 12.9% to $10.6 million from $9.4 million.

Publishing

•

Publishing revenue increased 102.1% to $26.8 million from $13.2 million; and

•

The publishing division had income of $0.6 million compared to a net loss of $1.0 million.

Included in the results for the twelve months ended December 31, 2014 are:

•

A $0.7 million increase ($0.4 million, net of tax, or $0.02 per share) in the estimated fair value of the contingent earn-out consideration associated with the Twitchy.com and Eagle acquisitions;

•

A $0.3 million loss ($0.2 million, net of tax, $0.01 per share) on disposals associated with the write-off of a receivable from a prior station sale and a loss associated with the sale of land in Miami offset by a note receivable settlement from a prior station sale and insurance proceeds for damages associated with one of our stations;

•

A $0.1 million impairment loss associated with the goodwill and mastheads of our publishing businesses;

•

A $0.4 million loss ($0.2 million, net of tax, or $0.01 per share) on the early retirement of long-term debt due to the early payment of the Term Loan B and write-off of associated bank loan fees; and

•

A $1.6 million non-cash compensation charge ($0.9 million, net of tax, or $0.04 per share) related to the expensing of stock options consisting of:

o

$1.0 million non-cash compensation included in corporate expenses;

o

$0.3 million non-cash compensation included in broadcast operating expenses;

o

$0.2 million non-cash compensation included in Digital media operating expenses and;

o

$0.1 million non-cash compensation included in publishing operating expenses.

Included in the results for the twelve months ended December 31, 2013 are:

•

A $0.3 million gain ($0.2 million pre-tax gain, $0.01 per diluted share) on the partial sale of land in our Cleveland market offset by various fixed asset and equipment disposals;

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•

A $27.8 million loss ($16.7 million, net of tax, or $0.67 per share) on the early retirement of long-term debt due to the repurchase of $212.6 million of our Terminated 9 5/8% senior secured second lien notes due in 2016 and the termination of then existing bank debt;

•

A $1.4 million impairment loss ($0.9 million, net of tax, or $0.03 per share) associated with the goodwill and mastheads of our publishing businesses; and

•

A $1.8 million non-cash compensation charge ($1.1 million, net of tax, or $0.04 per share) related to the expensing of stock options consisting of:

o

$1.2 million non-cash compensation included in corporate expenses;

o

$0.3 million non-cash compensation included in broadcast operating expenses; and

o

$0.3 million non-cash compensation included in Digital media operating expenses.

Per share numbers are calculated based on 26,081,175 diluted weighted average shares for the twelve months ended December 31, 2014, and 24,938,075 diluted weighted average shares for the twelve months ended December 31, 2013.

Balance Sheet

As of December 31, 2014, the company had $276.0 million outstanding on the Term Loan B and $1.8 million under the revolver.  The company was in compliance with the covenants of its credit facility.  The company’s bank leverage ratio was 5.45 versus a compliance covenant of 6.50.

Cash Distribution

On December 2, 2014, we announced a quarterly distribution in the amount of $0.0650 per share on Class A and Class B common stock.  The quarterly distribution of $1.6 million, or $0.0650 per share of Class A and Class B common stock, was paid on December 29, 2014 to all common stockholders of record as of December 15, 2014.

Acquisitions and Divestitures

The following transactions were completed since October 1, 2014:

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On December 23, 2014, we completed the acquisition of the construction permit for WLTE-FM in Pendleton, South Carolina for $0.5 million in cash;

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On December 23, 2014, we completed the acquisition of an FM translator in Pickens, South Carolina for $0.2 million in cash;

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On December 22, 2014, we completed the acquisition of an FM translator in Bayshore Gardens, Florida for $0.1 million in cash;

•

On November 24, 2014, we completed the acquisition of an FM translator in Travelers Rest, South Carolina for $0.2 million in cash; and

•

On October 1, 2014, we completed the acquisition of radio station KXXT-AM in Phoenix, Arizona for $0.6 million in cash.

The following transactions are currently pending:

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•

On December 10, 2014, we entered into an Asset Purchase Agreement (“APA”) to acquire radio station WDYZ-FM in Orlando, Florida for $1.3 million in cash;

•

On February 20, 2015, we entered into an APA to acquire radio station WDDZ-AM in Pittsburgh, Pennsylvania for $1.0 million in cash; and

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On February 20, 2015, we entered into an APA to acquire radio station WDWD-AM in Atlanta, Georgia for $2.8 million in cash.

Conference Call Information

Salem will host a teleconference to discuss its results on March 10, 2015 at 2:00 p.m. Pacific Time. To access the teleconference, please dial (877) 870-4263, passcode Salem Communications or listen via the investor relations portion of the company’s website, located at www.salem.cc.  A replay of the teleconference will be available through March 18, 2015 and can be heard by dialing (877) 344-7529, passcode 10060854 or on the investor relations portion of the company’s website, located at www.salemmedia.com.

First Quarter 2015 Outlook

For the first quarter of 2015, the company is projecting total revenue to decrease 1% to 3% over the first quarter 2014 total revenue of $62.3 million.  The company is also projecting operating expenses before gains or losses on the sale or disposal of assets, impairment charges, stock-based compensation expense, depreciation and amortization expense to increase 1% to 4% as compared to the first quarter of 2014 operating expenses of $51.7 million.

About Salem Media Group, Inc.

Salem Media Group, Inc. is America’s leading Christian and conservative multi-media corporation, with media properties comprising radio, digital media and book, magazine and newsletter publishing.  Each day Salem serves a loyal and dedicated audience of listeners and readers numbering in the millions nationally.  With its unique programing focus, Salem provides compelling content, fresh commentary and relevant information from some of the most respected figures across the media landscape.

The company, through its Salem Radio Group, is the largest commercial U.S. radio broadcasting company providing Christian and conservative programing.  Salem owns and operates 108 local radio stations, with 65 stations in the top 25 media markets.  Salem Radio Network (“SRN”) is a full-service national radio network, with nationally syndicated programs comprising Christian teaching and talk, conservative talk, news, and music.  SRN is home to many industry-leading hosts including: Bill Bennett, Mike Gallagher, Hugh Hewitt, Michael Medved, Dennis Prager and Eric Metaxas.

Salem New Media is a powerful source of Christian and conservative themed news, analysis, and commentary.  Salem’s Christian sites include: Christianity.com, BibleStudyTools.com, GodTube.com, GodVine.com, WorshipHouseMedia.com and OnePlace.com. Considered by many to be a consolidation of the conservative news and opinion sector’s most influential brands, Salem’s conservative sites include Townhall.com, HotAir.com, Twitchy.com, HumanEvents.com and RedState.com.

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Salem’s Regnery Publishing unit, with a 65-year history, remains the nation’s leading publisher of conservative books.  Having published many of the seminal works of the early conservative movement, Regnery today continues as the dominant publisher in the conservative space, with leading authors including: Ann Coulter, Dinesh D’Souza, Newt Gingrich, David Limbaugh, Michelle Malkin and Mark Steyn.  Salem’s book publishing business also includes Xulon Press™, a leading provider of self-publishing services for Christian and conservative authors.

Salem Publishing™ publishes Christian and conservative magazines including Homecoming, YouthWorker Journal, The Singing News, Preaching and Townhall Magazine.

Salem Media Group, Inc. also owns Eagle Financial Publications and Eagle Wellness. Eagle Financial Publications provide market analysis and investment advice for individual subscribers from financial commentators. Eagle Wellness provides practical health advice and is a trusted source for nutritional supplements from one of the country's leading complementary health physicians.

Company Contact:

Evan D. Masyr

Executive Vice President & Chief Financial Officer

(805) 384-4512

evan@salem.cc

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Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995.  Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Salem to close and integrate announced transactions, market acceptance of Salem’s radio station formats, competition from new technologies, adverse economic conditions, and other risks and uncertainties detailed from time to time in Salem's reports on Forms 10-K, 10-Q, 8-K and other filings filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

(1)

 Regulation G

Station operating income, Digital media operating income, publishing operating income, EBITDA, Adjusted EBITDA, and free cash flow are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). Station operating income is defined as net broadcast revenue minus broadcast operating expenses. Digital media operating income is defined as Digital media revenue minus Digital media operating expenses.  Publishing operating income is defined as publishing revenue minus publishing operating expenses.  EBITDA is defined as net income before interest, taxes, depreciation, amortization and change in fair value of interest rate swaps. Adjusted EBITDA is defined as EBITDA before gain or loss on the disposal of assets, change in estimated fair value of contingent earn-out consideration and non-cash compensation expense.  Free cash flow is defined as Adjusted EBITDA less capital expenditures, less cash paid for income taxes, less cash paid for interest.  Salem has provided supplemental information as an attachment to this press release, reconciling these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP. The company believes these non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, provide useful measures of the company’s operating performance.

Station operating income, Digital media operating income, publishing operating income, EBITDA, Adjusted EBITDA, and free cash flow are generally recognized by the broadcast and media industry as important measures of performance.  These measures are used by investors and analysts who report on the industry to provide meaningful comparisons between entities. They are not a measure of liquidity or of performance in accordance with GAAP, and should be viewed as a supplement to and not a substitute for, or superior to, the company’s results of operations presented on a GAAP basis such as operating income and net income. Salem’s definitions of station operating income, Digital media operating income, publishing operating income, EBITDA, Adjusted EBITDA, and free cash flow are not necessarily comparable to similarly titled measures reported by other companies.

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Salem Media Group, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share, per share and margin data)
	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2013		2014	2013	2014
	(Unaudited)
Net broadcast revenue	$48,767		$48,779	$188,544	$192,923
Net digital media revenue	10,226		11,728	35,156	46,862
Net publishing revenue	3,701		5,440	13,234	26,751
Total revenue	62,694		65,947	236,934	266,536
Operating expenses:
Broadcast operating expenses	33,410		35,001	129,857	138,564
Digital media operating expenses	7,319		9,094	25,741	36,232
Publishing operating expenses	3,773		6,076	14,280	26,143
Unallocated corporate expenses	4,212		4,172	16,081	17,092
Change in the estimated fair value of contingent earn-out consideration	―		(180)	―	734
Impairment of indefinite-lived long-term assets other than goodwill	661		34	1,006	34
Impairment of goodwill	―		45	438	45
Depreciation and amortization	3,873		4,721	15,262	18,825
(Gain) loss on the sale or disposal of assets	(244)		37	(264)	251
Total operating expenses	53,004		59,000	202,401	237,920
Net operating income from continuing operations	9,690		6,947	34,533	28,616
Other income (expense):
Interest income	16		2	68	45
Interest expense	(3,680)		(4,007)	(16,892)	(15,993)
Change in the fair value of interest rate swap	632		(1,279)	3,177	(2,702)
Loss on early retirement of long-term debt	(3)		(365)	(27,795)	(391)
Net miscellaneous income and (expenses)	3		13	18	665
Income (loss) from continuing operations before income taxes	6,658		1,311	(6,891)	10,240
Provision for (benefit from) income taxes	1,314		1,273	(4,192)	4,765
Income (loss) from continuing operations	5,344		38	(2,699)	5,475
Loss from discontinued operations, net of tax	(11)		―	(37)	―
Net income (loss)	$5,333		$38	$(2,736)	$5,475

Basic income (loss) per share before discontinued operations	$0.21	$	―	$(0.11)	$0.21
Income (loss) per share from discontinued operations, net of tax	―		―	―	―
Basic income (loss) per share after discontinued operations	$0.21	$	―	$(0.11)	$0.21
Diluted income (loss) per share before discontinued operations	$0.21	$	―	$(0.11)	$0.21
Income (loss) per share from discontinued operations, net of tax	―		―	―	―
Diluted income (loss) per share after discontinued operations	$0.21	$	―	$(0.11)	$0.21
Distributions per share	$0.11		$0.06	$0.21	$0.24

Basic weighted average shares outstanding	25,255,881		25,573,162	24,938,075	25,336,809
Diluted weighted average shares outstanding	26,051,098		26,226,332	24,938,075	26,081,175

Other data:
Station operating income	$15,357		$13,778	$58,687	$54,359
Station operating margin	31.5%		28.2%	31.1%	28.2%

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Salem Media Group, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
	December 31, 2013	December 31, 2014

Assets
Cash	$65	$33
Trade accounts receivable, net	37,627	34,781
Deferred income taxes	6,876	8,153
Other current assets	6,477	11,398
Property, plant and equipment, net	98,928	99,227
Intangible assets, net	413,871	423,638
Interest rate swaps	3,177	475
Deferred financing costs	4,130	3,166
Other assets	3,962	2,288
Total assets	$575,113	$583,159

Liabilities and Stockholders’ Equity
Current liabilities	$31,782	$39,750
Long-term debt and capital lease obligations	287,672	275,607
Deferred income taxes	43,457	49,109
Other liabilities	10,417	14,699
Stockholders’ equity	201,785	203,994
Total liabilities and stockholders’ equity	$575,113	$583,159

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Salem Media Group, Inc.
Supplemental Information
(in thousands)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2014	2013	2014
	(Unaudited)

Reconciliation of Same Station Net Broadcast Revenue to Total Net Broadcast Revenue
Net broadcast revenue – same station	$48,767	$48,285	$188,479	$191,372
Net broadcast revenue – acquisitions	―	494	65	1,551
Total net broadcast revenue	$48,767	$48,779	$188,544	$192,923

Reconciliation of Same Station Broadcast Operating Expenses to Total Broadcast Operating Expenses
Broadcast operating expenses – same station	$33,408	$34,455	$129,721	$136,716
Broadcast operating expenses revenue – acquisitions	2	546	136	1,848
Total broadcast operating expenses	$33,410	$35,001	$129,857	$138,564

Reconciliation of Same Station Operating Income to Total Station Operating Expenses
Station operating income – same station	$15,359	$13,830	$58,758	$54,656
Station operating income – acquisitions	(2)	(52)	(71)	(297)
Total station operating income	$15,357	$13,778	$58,687	$54,359

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Salem Media Group, Inc.
Supplemental Information
(in thousands)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2014	2013	2014
(Unaudited)
Reconciliation of SOI and Digital Media Operating Income and Publishing Operating Income to Operating Income from Continuing Operations
Station operating income	$15,357	$13,778	$58,687	$54,359
Digital media operating income	2,907	2,634	9,415	10,630
Publishing operating income (loss)	(72)	(636)	(1,046)	608
Less:
Unallocated corporate expenses	(4,212)	(4,172)	(16,081)	(17,092)
Change in the estimated fair value of contingent earn-out consideration	―	180	―	(734)
Depreciation and amortization	(3,873)	(4,721)	(15,262)	(18,825)
Impairment of indefinite-lived long-term assets other than goodwill	(661)	(34)	(1,006)	(34)
Impairment goodwill	―	(45)	(438)	(45)
(Gain) loss on the sale or disposal of assets	244	(37)	264	(251)
Net operating income from continuing operations	$9,690	$6,947	$34,533	$28,616

Reconciliation of Adjusted EBITDA to EBITDA to Net Income (Loss)
Adjusted EBITDA	$14,303	$11,917	$52,842	$50,746
Less:
Stock-based compensation	(320)	(300)	(1,849)	(1,576)
Loss on early retirement of long-term debt	(3)	(365)	(27,795)	(391)
Discontinued operations, net of tax	(11)	―	(37)	―
Change in the estimated fair value of contingent earn-out consideration	―	180	―	(734)
Impairment of indefinite-lived long-term assets other than goodwill	(661)	(34)	(1,006)	(34)
Impairment of goodwill	―	(45)	(438)	(45)
(Gain) loss on the sale or disposal of assets	244	(37)	264	(251)
EBITDA	13,552	11,316	21,981	47,715
Plus:
Interest income	16	2	68	45
Less:
Depreciation and amortization	(3,873)	(4,721)	(15,262)	(18,825)
Interest expense	(3,680)	(4,007)	(16,892)	(15,993)
Change in the fair value of interest rate swap	632	(1,279)	3,177	(2,702)
Provision for (benefit from) income taxes	(1,314)	(1,273)	4,192	(4,765)
Net income (loss)	$5,333	$38	$(2,736)	$5,475

Reconciliation of Adjusted EBITDA to Free Cash Flow
Adjusted EBITDA	$14,303	$11,917	$52,842	$50,746
Less:
Cash interest	(3,363)	(3,714)	(16,747)	(14,518)
Cash taxes	8	(3)	(242)	(257)
Cash Capital expenditures, net	(2,847)	(1,732)	(10,535)	(9,363)
Free Cash Flow	$8,101	$6,468	$25,318	$26,608

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Selected Debt Data	Outstanding at December 31, 2014	Applicable Interest Rate
Term Loan B (1)	$126,000	4.50%
Term Loan B (2)	150,000	5.52%
Revolver	1,784	5.25%
(1) Subject to rolling LIBOR but no less than 1.00% plus a spread of 3.50%.

(2) Under its swap agreement, the company pays a fixed rate of 1.645% plus a spread of 3.50%.  The swap is subject to a LIBOR floor of 0.0625% versus the Term Loan B debt floor of 1.00%.  The swap matures March 28, 2019.

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